Exhibit 99.2

STONE ENERGY CORPORATION

Announces Successful Resolution of Motion to Appoint Equity Committee, Restructuring Plan Solicitation Status and Approval of First Day Motions

LAFAYETTE, LA. December 22, 2016

Stone Energy Corporation (NYSE: SGY) (“Stone” or the “Company”) today announced resolution of a motion to appoint an equity committee, updated the status of the restructuring plan solicitation and announced the bankruptcy court’s approval of Stone’s First Day Motions.

Resolution of Equity Committee Motion

On December 16, 2016, an ad hoc group of certain of Stone’s stockholders (the “Stockholder Ad Hoc Group”) filed a motion (the “Equity Committee Motion”) to appoint an official committee of equity security holders in connection with the Company’s previously announced Chapter 11 proceedings. On December 20, 2016, the Company entered into new confidentiality agreements with an ad hoc group (the “Noteholder Ad Hoc Group”) of certain holders of the Company’s (i) 1  3⁄4% Senior Convertible Notes due 2017 (the “Convertible Notes”), and (ii) 7  1⁄2% Senior Notes due 2022 (the “2022 Notes”, and together with the Convertible Notes, the “Notes”, and the holders thereof the “Noteholders”). The Company engaged in discussions with, among others, the Stockholder Ad Hoc Group to reach a resolution of the Equity Committee Motion. On December 21, 2016, the Company reached a settlement agreement with the Stockholder Ad Hoc Group (the “Settlement”), which is also supported by the Noteholder Ad Hoc Group.

The Settlement provides, among other things, that (a) the Company will amend (the “Amendment”) its First Amended Joint Prepackaged Plan of Reorganization (the “Existing Plan”) to provide that Stone’s existing stockholders will receive their pro rata share of (i) 5% of reorganized Stone’s common stock compared to 4% as contemplated by the Existing Plan, and (ii) warrants for ownership of 15% of reorganized Stone’s common equity exercisable upon the Company reaching certain benchmarks pursuant to the terms of the proposed new warrants compared to 10% as contemplated by the Existing Plan, (b) Stone will reimburse up to $1.0 million of the Stockholder Ad Hoc Group’s reasonable and documented out-of-pocket fees and expenses, (c) no member of the Stockholder Ad Hoc Group, nor any professional representing such group, will object or otherwise contest the Existing Plan, as amended by the Amendment, (d) if a Stone stockholder opts-out of or otherwise interferes with the consummation of the Existing Plan, as amended by the Amendment, they will not receive their pro rata share of the common stock or warrants set forth in clause (a), (e) if an official committee of equity security holders is appointed by the U.S. Bankruptcy Court for the Southern District of Texas (the “Court”), then Stone’s existing stockholders will instead receive their pro rata share of (i) 4% of reorganized Stone’s common stock, and (ii) warrants for ownership of 10% of reorganized Stone’s common equity and (f) the releases and exculpation provisions will include the Stockholder Ad Hoc Group and its professionals. The Company expects to file the Amendment with the Court by the end of the year and expects to file a Current Report on Form 8-K at that time, attaching the Amendment as an exhibit thereto. The Existing Plan, as amended by the Amendment, remains subject to approval by the Court. The Court has previously determined that it would consider the confirmation of the Existing Plan, as amended by the Amendment, on February 14, 2017.

Stone Energy Corporation ∎  625 East Kaliste Saloom Road ∎  P.O. Box 52807 Lafayette, LA 70505

At a hearing on December 21, 2016, the Court entered an order resolving the Equity Committee Motion (the “Order”). The foregoing description of the Settlement, which is set forth in the Order, is qualified by reference to the full text of the Order, a copy of which is attached to Stone’s Current Report on Form 8-K filed today.

Restructuring Plan Solicitation

As previously announced, Stone commenced a solicitation of the Noteholders and the lenders (the “Banks”) under the Company’s Fourth Amended and Restated Credit Agreement for acceptance of a restructuring on the terms of a pre-packaged plan of reorganization. Such solicitation period ended on December 16, 2016 and (i) of the 94.24% of Noteholders in aggregate outstanding principal amount that voted, 99.95% voted in favor of such plan and .05% voted to reject such plan, and (ii) 100% of the Banks voted to accept such plan.

Stone will commence solicitation of Stone’s stockholders for acceptance of the Existing Plan, as amended by the Amendment, on or before December 30, 2016, and the voting deadline for stockholders will be February 10, 2017. Stone will also provide its Noteholders with notice of the Amendment and will permit those Noteholders, if any, who want to change their vote on the Existing Plan the ability to do so, provided that they do so no later than February 1, 2017.

First Day Motions Granted

All of Stone’s First Day Motions filed in the Company’s previously announced Chapter 11 proceedings were granted by the Court, including a cash collateral motion, a motion maintaining the current treasury system and motions making various vendor payments, wage payments and tax payments in the ordinary course of business. Stone is scheduled for another court appearance on January 10, 2017, and the Court has scheduled the confirmation hearing for February 14, 2017.

Additional Information

The information contained in this Press Release is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Existing Plan, as amended by the Amendment, there can be no assurance that the Company will be successful in completing a restructuring.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins.

Forward Looking Statements

Certain statements in this press release are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Existing Plan, as amended by the Amendment; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions during the bankruptcy process, which may interfere with the ability to confirm and consummate a plan of reorganization; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of a plan of reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Contact:

Jennifer E. Mercer

Epiq Strategic Communications for Stone Energy

310-712-6215

jmercer@epiqsystems.com